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                                                                 EXHIBIT (j)(1)



                      SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                    Atlanta * Austin * New York * Washington

Steven B. Boehm, Esq.                               1275 Pennsylvania Avenue, NW
DIRECT LINE:  (202) 383-0176                          Washington, DC  20004-2415
                                                                    202 383-0100
Internet:  sboehm@sablaw.com                                   fax  202 637-3593
                                                                  www.sablaw.com


                                        January 29, 2001


The Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, NY  10017-3206

        Re:    TIAA-CREF Institutional Mutual Funds
               (File Nos.  333-76651 and 811-9301)

Ladies and Gentlemen:

        We hereby consent to our name under the caption "Legal Matters" in the statement of additional information filed as a part of the above-referenced registration statement on Form N-1A for the TIAA-CREF Institutional Mutual Funds. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                   Sincerely,

                                                   /s/ Steven B. Boehm
                                                   -------------------------
                                                   Steven B. Boehm

SBB/mh
cc:     Ilana Marcus, Esq., TIAA-CREF

Enclosure